Exhibit 3

BAYTEX ENERGY LTD.

NOTICE TO THE HOLDERS
OF COMMON SHARES
OF THE ANNUAL AND SPECIAL MEETING
MAY 27, 2003

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (the “Common Shares”) of Baytex Energy Ltd. (“Baytex” or the “Corporation”) will be held in the Alberta Room of the Fairmont Palliser Hotel at 133 - 9th Avenue S.W., Calgary, Alberta, on Tuesday, May 27, 2003 at 3:00 p.m. (Calgary time) for the following purposes, namely:

1.                                     to receive the financial statements of the Corporation for the year ended December 31, 2002 and the auditors’ report thereon;

2.                                     to fix the number of directors to be elected at the Meeting at eight (8);

3.                                     to elect directors for the ensuing year;

4.                                     to appoint the auditor for the ensuing year;

5.                                     to consider and, if deemed appropriate, pass an ordinary resolution approving an increase in the number of Common Shares of the Corporation available for issuance pursuant to the Corporation’s Stock Option Plan by 2,089,990 to a total of 5,340,000 or 10% of the outstanding Common Shares as of March 31, 2003; and

6.                                     to transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

Only holders of record at the close of business on April 15, 2003 (the “Record Date”) of Common Shares are entitled to notice of and to attend the Meeting or any adjournment or adjournments thereof and to vote thereat unless after the Record Date a holder of record transfers his Common Shares and the transferee upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, requests, not later than ten days before the Meeting, that the transferee’s name be included in the list of Shareholders entitled to vote, in which case such transferee shall be entitled to vote such shares at the Meeting.

Shareholders may vote in person at the Meeting or any adjournment or adjournments thereof, or they may appoint another person (who need not be a Shareholder) as their proxy to attend and vote in their place.  Shareholders unable to be present at the Meeting are requested to date and sign the enclosed form of proxy and return it to the Corporation’s agent, Valiant Trust Company, Suite 510, 550 - 6th Avenue S.W., Calgary, Alberta, T2P 0S2, on or before 4:00 p.m. (Calgary time) on May 23, 2003 in the enclosed envelope provided for that purpose.

A Management Proxy Circular relating to the business to be conducted at the Meeting and an Annual Report containing the financial statements of the Corporation for the year ended December 31, 2002 accompany this Notice.

Calgary, Alberta		BY ORDER OF THE BOARD OF DIRECTORS
April 17, 2003

	(Signed)	Dale O. Shwed
President and Chief Executive Officer